Exhibit 10.32

AMENDMENT NUMBER NINE TO AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NUMBER NINE TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of September 1, 2004, is entered into between and among, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and administrative agent for the Lenders (“Agent” and together with the Lenders, collectively, the “Lender Group”), SILICON GRAPHICS, INC., a Delaware corporation (“Parent”), and each of Parent’s Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower,” and individually and collectively, jointly and severally, as “Borrowers”), in light of the following:

W I T N E S S E T H

WHEREAS, Borrowers and the Lender Group are parties to that certain Amended and Restated Loan and Security Agreement, dated as of September 20, 2002 (as amended, restated, supplemented, or modified from time to time, the “Loan Agreement”);

WHEREAS, Borrowers have requested that Agent revise the concentration limit for a certain account debtor and that the Loan Agreement be amended to provide for a reset of certain financial covenants; and

WHEREAS, subject to the satisfaction of the conditions set forth herein, the Lender Group is willing to so consent to the amendment of the Loan Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Loan Agreement as follows:

1.             DEFINITIONS.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.

2.             AMENDMENTS TO LOAN AGREEMENT.

(a)           Clause (i) of the definition of “Eligible Domestic Accounts” in Section 1.1 of the Loan Agreement is hereby amended by restating it in its entirety, as follows:

“(i)          Accounts with respect to an Account Debtor whose total obligations owing to Borrower exceed 10% of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, if Accounts with respect to which the Account Debtor is (x) General Electric Corporation exceed 35% (or such other percentage as Agent may determine in its sole discretion) of all Eligible Accounts in the aggregate, to the extent of the obligations owing by such Account Debtor in excess of such percentage, (y) Northrop Grumman, NEC Corporation, General Services Administration, Raytheon Company, Lockheed Martin or the National Aeronautics and Space Administration (NASA) exceed 20% (or such other percentage as

Agent may determine in its sole discretion) of all Eligible Accounts in the aggregate, to the extent of the obligations owing by such Account Debtor in excess of such percentage, or (z) BAE Systems or Maryland Procurement exceed 15% (or such other percentage as Agent may determine in its sole discretion) of all Eligible Accounts in the aggregate, to the extent of the obligations owing by such Account Debtor in excess of such percentage,

(b)           Section 7.20(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Minimum EBITDA.  EBITDA, measured on a fiscal quarter-end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount	Applicable Period
$3,718,000	For the 3 month period ending September 24, 2004
$13,627,000	For the 3 month period ending December 24, 2004
$11,799,000	For the 3 month period ending March 25, 2005

(c)           Section 7.20(c) of the Loan Agreement is hereby deleted in its entirety and replaced by the following:

“Maximum Capital Expenditures.  Make capital expenditures in excess of $23,529,000 during the 2005 fiscal year.”

3.             CONDITIONS PRECEDENT TO THIS AMENDMENT.  The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

(a)           The representations and warranties in the Loan Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

(b)           No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment; and

(c)           No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrower or the Lender Group.

4.             CONSTRUCTION.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF CALIFORNIA.

5.             ENTIRE AMENDMENT; EFFECT OF AMENDMENT.  This Amendment, and terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof.  Except for the amendments to the Loan Agreement expressly set forth in Section 2 hereof, the Loan Agreement and other Loan Documents shall remain unchanged and in full force and effect.  To the extent any terms or provisions of this Amendment conflict with those of the Loan Agreement or other Loan Documents, the terms and provisions of this Amendment shall control.  This Amendment is a Loan Document.

6.             COUNTERPARTS; TELEFACSIMILE EXECUTION.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.  Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

7.             MISCELLANEOUS.

(a)           Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

(b)           Upon the effectiveness of this Amendment, each reference in the Loan Documents to the “Loan Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

WELLS FARGO FOOTHILL, INC.,
a California corporation, as Agent and as a Lender

By:	/s/ Thomas P. Shagrue
Name:	Thomas P. Shagrue
Title:	Vice President

SILICON GRAPHICS, INC.,
a Delaware Corporation

By:	/s/ Jean Furter
Name:	Jean Furter
Title:	Vice President & Treasurer

SILICON GRAPHICS FEDERAL, INC.,
a Delaware corporation

By:	/s/ Jeffrey V. Zellmer
Name:	Jeffrey V. Zellmer
Title:	Vice President